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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
       Date of Report (Date of earliest event reported): February 11, 2005


                        Commission File Number 001-31921


                      COMPASS MINERALS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                                  36-3972986
 (State or other jurisdiction of incorporation              (I.R.S. Employer
                 or organization)                        Identification Number)


                               8300 College Blvd.
                             Overland Park, KS 66210
                                 (913) 344-9200
          (Address of principal executive offices and telephone number)


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240-13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2005 the board of directors approved an increase in the annual retainer for non-employee directors from $25,000 to $75,000. The board eliminated the payment of meeting attendance fees and approved reimbursement of travel expenses. The board of directors approved additional annual retainer compensation for the chairman of the Audit Committee ($10,000) and for the chairmen of the Compensation Committee, the Nominating/Corporate Governance Committee, and the Environmental, Health and Safety Committee ($5,000 each).

Annual retainer payments will be in cash, subject to deferral under the Directors' Deferred Compensation Plan (effective as of October 1, 2004) for the benefit of the eligible non-employee directors. Directors are expected to defer at least 50 percent of their retainer payments. Deferral amounts are converted into units equivalent to the value of Compass Minerals International, Inc. common stock, and accumulated deferred fees are distributed in Compass Minerals International, Inc. common stock. A copy of the Directors' Deferred Compensation Plan was filed as Exhibit 4.2 to our Form S-8 filed on September 30, 2004.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COMPASS MINERALS INTERNATIONAL, INC.

Date:  February 15, 2005              /s/ Rodney L. Underdown
                                      --------------------------------------
                                      Rodney L. Underdown
                                      Chief Financial Officer